AGREEMENT AND PLAN OF MERGER



                                    among



                           DYNAMIC ASSOCIATES, INC.

                                  "Dynamic"



                        DYNAMIC ACQUISITION CORPORATION

                                    "DAC"




                                  ACS2, INC.

                                   "ACS2"



                                    and


                        ADVANCED CLINICAL SYSTEMS, INC.

                                "Advanced"
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                                     2

                        AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of March 30, 1999, by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), DYNAMIC ACQUISITION CORPORATION, a Nevada corporation ("DAC"), ACS2, INC., a Delaware corporation ("ACS2") and ADVANCED CLINICAL SYSTEMS, INC., a Delaware corporation ("Advanced").

                              R E C I T A L S:

WHEREAS, the parties believe that a business combination between ACS2 and the DAC is in the best interest of the parties to this Agreement and their respective stockholders; and

WHEREAS, the parties hereto have entered into that certain Capital Contribution Agreement of even date herewith (the "Contribution Agreement") pursuant to which ACS2 and Dynamic contributed on a tax-free basis under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), their respective subsidiaries to Advanced-Dynamic, LLC (the "Contribution"); and

WHEREAS, the respective Boards of Directors and shareholders of the parties have approved, or will meet to consider and approve, the merger of ACS2 with and into DAC, upon the terms and conditions set forth in this Agreement and Plan of Merger and in accordance with the Delaware General Corporation Law and Chapter 78 "Private Corporations" and Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes; and

WHEREAS, each party hereto wishes to adopt this Agreement and Plan of Merger, together with the forms of Certificates of Merger attached hereto as Exhibit A (the "Certificates of Merger") as a "plan of reorganization" within the meaning of Section 368(a) of the Code, and to cause the Merger to qualify as a reorganization under the provision of Section 368(a)(1)(A) of the Code, whereby each share of capital stock of ACS2 (the "ACS2 Common Stock") will be canceled and whereby DAC will be the surviving entity of a merger with ACS2.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


     ARTICLE I.  THE MERGER

1.1  The Merger.  At the Effective Time (as defined in Section
1.3 hereof) and subject to and upon the terms and conditions of this Agreement, ACS2 will be merged with and into DAC (the "Merger"). Following the Merger, DAC will continue as the surviving

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                               3

entity under the name "Dynamic Acquisition Corporation" and the separate corporate existence of ACS2 will cease. (DAC and ACS2 are sometimes referred to collectively herein as the "Constituent Companies").

1.2 Effects of the Merger. At the Effective Time, DAC will be a wholly owned subsidiary of Dynamic. At the Effective Time, DAC will, without any other action, possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Companies; and all rights, privileges, powers and franchises of each of the Constituent Companies, and all property, real, personal and mixed, and all debts due to either of the Constituent Companies on whatever account, will be vested in DAC; and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually the property of DAC as they were of the Constituent Companies, and the title to any real estate vested by deed or otherwise in the Constituent Companies will not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies will be preserved unimpaired, and all debts, liabilities and duties of either of the Constituent Companies will thenceforth attach to DAC, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1.3  Closing; Effective Time and Transaction Effective Date.
The closing of the Merger (the "Closing") will take place on a date to be specified by the parties, but in no event more than ten
(10) business days following approval of the Merger by the shareholders of Dynamic (the "Closing Date"), subject to satisfaction or waiver of the conditions set forth in this Agreement, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee. The Merger will become effective at the time of the filing of the Certificates of Merger with the offices of the Secretaries of State of the States of Delaware and Nevada in accordance with the provisions of applicable law, which Certificates of Merger will be so filed as soon as practicable after the Closing. The date and time when the Merger will become effective shall be at such time as the Certificates of Merger are duly filed with the Delaware and Nevada Secretaries of State or such later date as mutually agreeable to the Constituent Companies and specified in the Certificates of Merger (the "Effective Time").

1.4  Certificate of Incorporation.  The Articles of
Organization and Bylaws of DAC in effect immediately prior to the Effective Time will remain the Articles of Organization and Bylaws of DAC until amended in accordance with the provisions of the applicable corporate law.

1.5 Directors and Officers. The officers and directors of DAC immediately prior to the Effective Time will, after the Effective Time, continue to be the officers and directors of DAC without change, until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of DAC.

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                               4

     ARTICLE II.  STATUS AND CONVERSION OF SECURITIES;
                        MERGER CONSIDERATION

2.1 Conversion of Securities. At the Effective Time, each share of ACS2 Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holders thereof, automatically be canceled, retired and extinguished, and each outstanding share of ACS2 Common Stock will be converted into the right to receive an aliquot portion of the Merger Consideration (as defined in Section
2.2 hereof) as described below.

2.2  Merger Consideration.

(a) As of the Effective Time, each issued and outstanding share of ACS2 Common Stock held by the Stockholders of ACS2 (collectively, the "Original ACS2 Stockholders"), comprising all of the issued and outstanding shares of ACS2 Common Stock as of the Effective Time, will be converted into a right to receive a pro-rata portion of the "Merger Consideration", which is defined as 22, 473, 413 shares of the Common Stock of Dynamic plus a number of shares of Dynamic Common Stock equal to 55% of the number of shares of Dynamic Common Stock held by or issuable to Genesis (defined below) pursuant to Section 2.2(b). Each Original ACS2 Stockholder will be entitled to receive a percentage of the Merger Consideration equal to the number of shares of ACS2 Common Stock owned by such holder prior to Closing of the Merger divided by the total number of shares of ACS2 Common Stock issued and outstanding at such Closing. Since as of the Effective Time all shares of the ACS2 Common Stock will no longer be outstanding, will automatically be cancelled and retired, and will cease to exist, each holder of shares of ACS2 Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Dynamic Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3. The parties intend and agree that upon Closing, the Merger Consideration due to the Original ACS2 Stockholders will constitute, in the aggregate, a number of shares of Dynamic Common Stock equal to fifty-five percent (55%) of the total Dynamic Common Stock issued and outstanding immediately after the Effective Time plus 55% of any Dynamic Stock issued to Genesis or to which Genesis may be entitled pursuant to Section 2.2(b).

(b) Dynamic is a party to that certain May 19, 1998 letter agreement with Genesis Merchant Group Securities LLC ("GMGS") pursuant to which Dynamic may owe GMGS a fee upon consummation of the transactions contemplated by the Contribution Agreement and this Agreement. Dynamic has issued a Warrant for the Purchase of Shares of Common Stock to GMGS covering 250,000 shares of Dynamic Common Stock and subject to adjustment (the "Genesis Warrant"). Dynamic is party to that certain July 13, 1998 letter agreement with JWGenesis Capital Markets ("JWG") pursuant to which Dynamic may owe JWG a fee upon consummation of the transactions contemplated by the Contribution Agreement and this Agreement. GMGS, JWG and their affiliates are collectively referred to in this Agreement as "Genesis". Dynamic shall, in consultation with ACS2, attempt to settle its obligations to Genesis prior to Closing on terms and conditions acceptable to Dynamic and ACS2. The parties anticipate that such settlement will include the payment

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                               5

of a fee to Genesis and the cancellation of the Genesis Warrant and any other obligation to issue securities of Dynamic to Genesis. Any fee payable to Genesis shall be payable by Dynamic and shall not affect the Merger Consideration. In the event the Genesis Warrant is not canceled or Genesis is or becomes entitled to any Dynamic Common Stock, the Merger Consideration shall be increased by that number of shares of Dynamic Common Stock equal to 55% of the number of shares of Dynamic Common Stock to which Genesis is or becomes entitled.

2.3 Delivery of Merger Consideration. Dynamic shall deliver the Merger Consideration to each holder of ACS2 Common Stock within five (5) business days of Closing or within five (5) business days after surrender of certificates (the "Certificates") representing all shares of ACS2 Common Stock owned by such individual, whichever is later. By accepting delivery of the Merger Consideration, each such holder will be deemed to have represented to Dynamic that such stockholder has no present intention of selling or otherwise disposing of any of its interest in the Dynamic Common Stock received as part of the Merger Consideration, except as contemplated under that certain Registration Rights Agreement referenced in Section 2.8.

(1) Certificates. The Certificates shall forthwith be canceled upon surrender. Until surrendered as contemplated by this
Section 2.3, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender that pro rata portion of the Merger Consideration applicable thereto. No interest will be paid or will accrue on any portion of the Merger Consideration. In the event any such Certificate is not duly surrendered within six (6) months of Closing, the holder thereof will automatically forfeit all rights therein, including the right to receive any Merger Consideration, and any obligation of Dynamic or either Constituent Company with respect to such Certificate will be rendered null and void.

(2)  No Further Ownership Rights in ACS2 Common Stock.
All shares of Dynamic Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this
Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to ACS2 Common Stock theretofore represented by such Certificates, and there shall be no further registration or transfer of the shares of ACS2 Common Stock after the Effective Time.

(3) No Fractional Shares. No certificates or scrip representing fractional shares of Dynamic Common Stock shall be issued upon the surrender of certificates of ACS2 Common Stock for exchange, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Dynamic. Notwithstanding any other provision of this Agreement, each holder of ACS2 Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Dynamic Common Stock (after taking into account all Certificates delivered by such holder) will promptly receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Dynamic Common Stock multiplied by the per share closing price of such Dynamic Common Stock as reported on the Nasdaq Over-The-Counter Bulletin Board on the date of the Effective Time.

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                               6

(4) Lost Certificates. In the event any Certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably satisfactory to Dynamic, by the person claiming such certificate to be lost, stolen or destroyed, Dynamic will issue in exchange for such lost, stolen or destroyed Certificate the shares of Dynamic Common Stock and cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement.

2.4 Escrow. Notwithstanding anything to the contrary contained in this Article II, 4,086,073 shares of Dynamic Common Stock (the "Escrow Stock") will not be distributed to the Original ACS2 Stockholders, but will, instead, be placed in escrow subject to the terms of that certain escrow agreement to be entered into at Closing among Dynamic, the Original ACS2 Stockholders, ACS2 and, as escrow agent, Harwell Howard Hyne Gabbert & Manner, P.C., the form of which is attached hereto as Exhibit 2.4 (the "Escrow Agreement").

2.5  [Omitted]

2.6 Cancellation of Treasury Shares. Any authorized but unissued shares of ACS2 Common Stock as of the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Dynamic Common Stock, cash or other consideration will be delivered in exchange therefor.

2.7 Securities Exemptions. Dynamic hereby represents, warrants and covenants that all the shares of Dynamic Common Stock comprising the Merger Consideration (including but not limited to the Escrow Stock) will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Each share certificate representing the Dynamic Common Stock so issued will be endorsed with a legend stating that the shares have been issued pursuant to an exemption from registration provided by the Securities Act and may not be sold without an exemption from registration or an effective registration statement.

2.8  Registration Rights. One-half (1/2) of the shares of
Dynamic Common Stock comprising the Merger Consideration will be subject to a Registration Rights Agreement in favor of the Original ACS2 Stockholders, the form of which is attached hereto as Exhibit 2.8.

     ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF ADVANCED

As an inducement to the other parties hereto to enter into this Agreement and to consummate the Merger, Advanced represents and warrants to each such party, which representations will be true and correct at Closing, as follows. Any representation, warranty or covenant of or relating to Advanced is hereby deemed to also be a representation, warranty or covenant of or relating to any and all of the Advanced Subsidiaries (as defined in Section 3.1), as applicable, but not of ACS2.

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                               7

3.1 Organization, Qualification and Authority. Advanced is a corporation duly organized, validly existing and in good standing in the State of Delaware, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Advanced does not own stock or equity interests in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization other than those entities listed on Exhibit 3.1 (collectively, the "Advanced Subsidiaries"). Except as set forth on Exhibit 3.1, all outstanding shares of capital stock of the entities listed on
Exhibit 3.1 are owned by Advanced, free and clear of all liens, charges, encumbrances, claims and options of any nature. Each Advanced Subsidiary is a corporation duly organized, validly existing, in good standing and duly qualified as a foreign corporation in the respective jurisdictions set forth in Exhibit
3.1 attached hereto. Since the date of its organization and incorporation, Advanced has consistently observed and operated within the corporate formalities of the jurisdiction in which it is incorporated and/or conducts its business, and has consistently observed and complied with the general corporation law of such jurisdiction. Advanced has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Subject to obtaining certain third party consents, Advanced has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. Subject to obtaining certain third party consents, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Advanced have been duly authorized by all necessary corporate action on the part of Advanced and no other action on the part of Advanced or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other documents and agreements executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Advanced, upon due execution and delivery thereof, will constitute the valid and binding obligations of Advanced, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

3.2  Capitalization and Stock Ownership

(1) Common Stock. The authorized capital stock of Advanced consists of ten million (10,000,000) shares, $0.01 par value, of common stock. Assuming each former Advanced Stockholder converts their shares into ACS2 Common Stock and assuming each holder of an Advanced Option, Warrant or SAR converts such interest as contemplated by the Contribution Agreement, ACS2 will hold 1,625,000 shares of Advanced Stock which based on such assumptions, constitutes all issued and outstanding securities of Advanced, and is duly authorized, validly issued, fully paid and nonassessable. The Advanced Stock is not subject to preemptive or comparable rights. The Advanced Stock has been issued in accordance with all applicable federal and state securities laws.

(2) Related Agreements. There are no voting trusts, voting agreements, shareholders' agreements or other comparable commitments or understandings to which

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                               8

Advanced is a party or by which Advanced is bound with respect to the voting of any Advanced Stock or capital stock of any other
ACS2 Subsidiary.

3.3  Absence of Default.  Except as set forth on Exhibit
3.3, the execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith, by Advanced will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Advanced under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Advanced; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Advanced is a party or by which Advanced is bound (collectively, the "Advanced Contracts") (for purposes of categorizing contracts, "material" being defined to exclude any contract, lease purchase order, agreement, document or commitment which both (y) in terms of payments, costs, services or other measure does not exceed $10,000.00 in the aggregate, and (z) is terminable without penalty upon ninety (90) days' written notice or less); (c) any judgment, decree, order, writ, injunction or rule of any court or regulatory authority; or (d) to the knowledge of Advanced, any law, statute, rule or regulation to which Advanced is subject.

3.4 Other Representations. Except as modified by consummation of the transactions contemplated under the Contribution Agreement, those representations and warranties contained in paragraphs 3.4 through 3.21 of the Contribution
Agreement, along with the corresponding exhibits thereto, are incorporated herein by reference and deemed to be made again herein by Advanced as if restated herein in their entirety.


     ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF ACS2

As an inducement to the other parties hereto to enter into this Agreement and to consummate the Merger, ACS2 hereby represents and warrants to each such party, which representations and warranties will be true and correct at Closing, as follows:

4.1 Organization and Authority. ACS2 is a corporation duly organized, validly existing and in good standing in the State of Delaware, and is not required to be duly qualified to do business as foreign corporation in any other jurisdiction. Since the date of its organization and incorporation, ACS2 has consistently observed and operated within the corporate formalities of the jurisdiction in which it is incorporated, and has consistently observed and complied with the general corporation law of such jurisdiction. Subject to obtaining certain third party consents, ACS2 has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement and all other such agreements and documents executed in connection herewith by ACS2, upon due execution and delivery thereof, will constitute the valid and binding obligations of ACS2, enforceable in accordance with their respective terms, except as enforcement

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                               9

may be limited by bankruptcy, insolvency, reorganization or similar laws effecting creditors' rights generally and by general principles of equity. ACS2 has taken all necessary actions as a Member of the LLC to authorize the LLC to enter into and perform the transactions contemplated by this Agreement. The authorized capital stock of ACS2 consists of 10,000,000 shares of $0.01 par value common stock. Assuming each former Advanced Stockholder converts their shares into ACS2 common stock and assuming each Holder of an Advanced Option, Warrant or SAR converts such interest as contemplated by the Contribution Agreement, there will be ___________ shares of issued and outstanding ACS2 Common Stock which constitutes all issued and outstanding ACS2 securities and is duly authorized, validly issued, fully paid and non-assessable.

4.2 Absence of Default. Subject to obtaining certain third party consents, the execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by ACS2 will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of ACS2 under: (a) any term or provision of the Certificate of Incorporation or Bylaws of ACS2; (b) any contract, lease, purchase order, agreement, document or other commitment, oral or written, to which ACS2 is a party or by which ACS2 is bound; (c) any judgment, decree, order, writ, injunction or rule of any court or regulatory authority; or (d), to the knowledge of ACS2, any law, statute, rule or regulation to which ACS2 is subject.

4.3 Broker's or Finder's Fee. ACS2 has not employed, and is not liable for the payment of any fee to, any finder, broker or similar person in connection with the transactions contemplated under this Agreement.


     ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF DYNAMIC
                              AND LLC

As an inducement to the other parties hereto to enter into this Agreement and to consummate the Merger, and as an inducement to the Original ACS2 Stockholders to approve of and consummate the Contribution and Merger, Dynamic hereby represents and warrants to each such party, which representations and warranties will be true and correct at Closing, as follows. Any representation, warranty or covenant of or relating to Dynamic is hereby deemed to also be a representation, warranty or covenant of or relating to any and all of the Dynamic Subsidiaries (as defined in Section 5.1).

5.1 Organization, Qualification and Authority. Dynamic is a corporation duly organized, validly existing and in good standing in the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Dynamic does not own stock or equity interest in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization other than the LLC and the entities set forth on Exhibit 5.1 attached hereto (collectively, the "Dynamic Subsidiaries"). Since the date of its organization and incorporation or formation, Dynamic

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                               10

has consistently observed and operated within the corporate formalities of the jurisdictions in which it is organized and/or conducts its business, has consistently observed and complied with the general corporation law of such jurisdictions and has been duly qualified to do business as a foreign corporation in all relevant jurisdictions. All outstanding shares of capital stock of the Dynamic Subsidiaries consist solely of common stock and have been validly issued in accordance with all applicable federal and state securities laws and are owned by Dynamic free and clear of all liens, charges, encumbrances, claims and options of any nature. Dynamic has the full right, power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Subject to obtaining requisite approval of the shareholders of Dynamic, Dynamic has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Dynamic hereby, and to take all actions necessary to permit or approve the actions Dynamic take in connection with this Agreement. Subject to obtaining requisite approval of the shareholders of Dynamic, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Dynamic have been duly authorized by all necessary corporate action on the part of Dynamic. No other action on the part of Dynamic, or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith, other than such shareholder approval. This Agreement and all other agreements and documents executed in connection herewith by Dynamic, upon due execution and delivery thereof, will constitute the valid and binding obligations of Dynamic as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity. Dynamic has taken all necessary actions as a member of the LLC to authorize the LLC to enter into and perform the transactions contemplated by this Agreement.

5.2  Capitalization and Stock Ownership.

(1) Common Stock. The authorized capital stock of Dynamic (the "Dynamic Common Stock") consists of 100,000,000 shares, $0.001 par value, of common stock, of which 18,386,929 shares are issued and outstanding as of the date hereof. The Dynamic Common Stock, along with the securities referenced in clause (2) below and the replacement convertible notes referenced in the Contribution Agreement, constitutes all current issued and outstanding securities of Dynamic, and are duly authorized, validly issued, fully paid and nonassessable. The original convertible notes issued by Dynamic constitute all past securities of Dynamic not currently outstanding, were duly authorized and validly issued, and no party has any rights or claims with respect thereto. The Dynamic Common Stock is not subject to preemptive or comparable rights. The Dynamic Common Stock and all other currently or previously outstanding securities of Dynamic have been issued in accordance with all applicable federal, state and foreign securities laws.

(2) Other Securities. As of the date hereof, 8,575,000 shares of Dynamic Common Stock are reserved for issuance upon the exercise of outstanding warrants (the

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                               11

"Dynamic Warrants"), 117,500 shares of Dynamic Common Stock are reserved for issuance upon exercise of outstanding options (the "Dynamic Options"), all of which have been granted under the 1997 Stock Option Plan, 8,325,000 shares of Dynamic Common Stock are reserved for issuance upon conversion of those certain replacement 7.5% convertible subordinated notes referenced in the Contribution Agreement (the "Dynamic Secured Notes"), and no other shares of Dynamic Common Stock are or needed to be reserved for any other Purpose other than as Merger Consideration. Dynamic has issued the Dynamic Secured Notes in the aggregate principal amount of $8,325,000 which Notes are convertible into that number of shares of Dynamic Common Stock equal to the principal amount of such notes divided by $1.00. The redemption of the original Notes and the issuance of the Dynamic Secured Notes in replacement thereof was effected in full compliance with law. True and correct fully executed copies of all documents regarding the redemption and issuance of the convertible Notes by Dynamic have been provided to ACS2 and Advanced. Except for the Dynamic Warrants, the Dynamic Options and the Dynamic Secured Notes referenced in this clause (2) there are not any existing options, warrants, calls, subscriptions, stock appreciation rights or other rights or agreements or commitments obligating Dynamic to issue, transfer or sell any capital stock or other security of it or any Dynamic Subsidiary, or any other security convertible into or evidencing the right to subscribe for any such security.

(3)  Related Agreements.  Other than the Operating
Agreement of the LLC as currently in effect, there are no voting trusts, voting agreements, shareholders' or other comparable commitments or understandings, oral or written, to which Dynamic or any holder of Dynamic securities is a party or by which Dynamic or any such holder is bound with respect to the voting of any Dynamic Common Stock or the capital stock or securities of any Dynamic Subsidiary, either before or after Closing of the Merger.

(4) Dynamic Common Stock. On the Closing Date, Dynamic will have a sufficient number of authorized but unissued and/or treasury shares of Dynamic Common Stock available for issuance to the Original ACS2 Stockholders in accordance with the provisions of this Agreement. The Dynamic Common Stock to be issued as Merger Consideration pursuant to the Agreement will, when so delivered, be duly and validly issued in accordance with all applicable federal and state securities laws, will be exempt from registration requirements of the 1933 Act and state "blue sky" laws, will be fully paid and nonassessable, and will be free and clear of preemptive or comparable rights.

5.3  Convertible Unsecured Debt; Refinancing.  The Dynamic
Secured Notes and the convertible notes they replaced were offered, sold and issued in compliance with law, including but not limited to applicable federal, state and foreign securities laws. The Trust Indenture Act of 1939, as amended, did not apply to the offer, sale, issuance or ownership of either the Dynamic Secured Notes or the convertible notes they replaced.

5.4 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Dynamic will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or

<Page 94>

                               12

liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Dynamic under: (a) any term or provision of the Charter or Bylaws of Dynamic; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Dynamic is a party or by which Dynamic is bound (collectively the "Dynamic Contracts") (for purposes of categorizing contracts, "material" being defined to exclude any contract, lease, purchase order, agreement, document or commitment which both (y) in terms of payments, costs, services or other measure does not exceed $10,000.00 in the aggregate and (z) is terminable without penalty upon ninety (90) days' written notice or less); (c) any judgment, decree, order, writ, injunction or rule of any court or regulatory authority; or (d), to the knowledge of Dynamic, any law, statute, rule or regulation to which Dynamic is subject.

5.5 Other Representations. Except as modified by consummation of the transactions contemplated under the Contribution Agreement, those representations and warranties contained in paragraphs 5.4 through 5.22 of the Contribution
Agreement, along with the corresponding exhibits thereto, are incorporated herein by reference and deemed to be made again herein by each of Dynamic and the Dynamic Subsidiaries as if restated herein in their entirety.

           ARTICLE VI.  COVENANTS OF PARTIES

6.1 Preservation of Business and Assets. From the date hereof until the Closing, except as contemplated under the Contribution Agreement, each party will use its best efforts and will do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of its respective business and assets as a going concern consistent with prior practice and not other than in the ordinary course of business, including preserving, protecting and maintaining the goodwill of the suppliers, employees, clientele, patients and others having business relations with such party. Each party will use its best efforts to retain its employees in their current positions up to Closing. Through Closing, other than pursuant to the Contribution Agreement, no party will acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. Except as expressly set forth in this Agreement or any related Agreement, the execution, delivery and consummation of this Agreement and the transactions contemplated hereunder will not give rise to any obligation of any party hereto, or any right of any holder of any security of any party hereto to require such party, to purchase, offer to purchase, redeem or otherwise prepay or repay any capital stock or other security, or deposit any funds to affect the same. All parties will use their best efforts to facilitate the consummation of the Merger as contemplated hereunder, including obtaining requisite approval of stockholders and third parties. Through Closing, except as expressly set forth in this Agreement or related Agreements (such as the cancellation agreements referenced in Section 1.7 of the Contribution Agreement) and except for exercise of any outstanding Dynamic Warrants, Dynamic Options of conversion of Dynamic Secured Notes, no party will issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any voting securities or any securities

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                               13

convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities. Through Closing, no party will split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock. From the date hereof until the Closing, no party will pay any dividend or distribution to its stockholders as such, and no party will sell, discard or dispose of any of its assets.

6.2 Retention of Assets of LLC. Dynamic does not intend or plan to dispose of, or to cause the LLC to dispose of, a significant part of any assets of the LLC or its subsidiaries, now or hereafter owned or used, within five (5) years after the Effective Time, other than dispositions in the ordinary course of business.

6.3 Absence of Material Change. From the date hereof until the Closing, no party will make any change in its business or in the utilization of its assets and will not enter into any contract or commitment or any other transaction with respect to its business or its assets which is contrary to its representations, warranties and obligations as set forth in this Agreement.

6.4 Material Transactions. Except as contemplated by this Agreement, prior to the Effective Time, each party hereto, including its respective subsidiaries, if any, will not, without first obtaining the written consent of the other parties hereto:

(1) dispose of or encumber any asset or enter into any transaction or make any contract commitment relating to the properties, assets and business of such entity, other than in the ordinary course of business or as otherwise disclosed herein;

(2) enter into any employment contract which is not at will or terminable upon notice of thirty (30) days or less, without penalty;

(3) enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $10,000.00;

(4) except as stipulated in Section 6.1, issue or sell, or agree to issue or sell, any shares of capital stock or other securities of such entity;

(5) make any payment or distribution under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such entities usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement of providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan;

(6) extend credit to anyone except in the ordinary course of business consistent with prior practice;

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                               14

(7) guarantee the obligation of any person, firm or corporation;

(8) amend its operating agreement, charter or bylaws, or applicable organizational documents;

(9) set aside or pay any cash dividend or any other distribution on or in respect of its capital stock or any redemption, retirement or purchase with respect to its capital stock or issue any additional shares of its capital stock; or engage in any stock split, recapitalization, reorganization or comparable transaction;

(10) discharge or satisfy any lien, charge, encumbrance or indebtedness outside the ordinary course of business;

(11) institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body;

(12) authorize any compensation increase of any kind whatsoever for any employee, consultant or other representative; or

(13)  engage in any extraordinary transaction.

6.5  Preparation of the Proxy Statement; Stockholders
Meetings.

(1) As soon as practicable, but in no event more than ten (10) business days following the consummation of the Contribution Agreement, Dynamic shall prepare and file with the SEC and any appropriate foreign governmental authorities a proxy statement relating to the meeting of Dynamic's shareholders to be held in connection with obtaining the approval of Dynamic's shareholders (as the same may be amended or supplemented from time to time, the "Proxy Statement"). Dynamic will cause the Proxy Statement to be mailed to the holders of Dynamic Common Stock as promptly as practicable thereafter. Dynamic shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state or foreign securities laws in connection with the issuance of the Dynamic Common Stock in the Merger, and ACS2 shall furnish all information concerning ACS2 and the Original ACS2 Stockholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Proxy Statement will be made by Dynamic without providing ACS2 and its counsel ample opportunity to review and comment thereon. Dynamic will advise ACS2 of the time when the Proxy Statement is filed, the Proxy Statement is mailed to shareholders, any supplement or amendment has been filed or mailed, or comments thereon and responses thereto or requests by governmental authorities for additional information. If at any time prior to the Effective Time any information relating to Dynamic or ACS2, or any of their respective affiliates, officers or directors, should be discovered by Dynamic or ACS2 which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made,

<Page 97>

                               15

not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed and, to the extent required by law, disseminated to the stockholders of Dynamic.

(2) Dynamic shall, as promptly as reasonably practicable after the date hereof give notice of, convene and hold a meeting of its shareholders (the "Dynamic Shareholders Meeting") in accordance with Chapter 78 "Private Corporations" and Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes (collectively, the "Nevada Acts") and the requirements of the Nasdaq Over-The-Counter Bulletin Board and any applicable foreign authorities for the purpose of obtaining Dynamic's shareholder approval of the Merger and shall, through its Board of Directors, recommend to its shareholders that they approve of the Contribution and Merger in all respects.

(3) As an integral part of its obligations under the Registration Rights Agreement, Dynamic will comply with the provisions of Rule 144(c) under the Securities Act in order that affiliates of ACS2 may resell the Dynamic Common Stock they receive pursuant to the Merger pursuant to Rule 145(d) under the Securities Act, and agrees that the registration statements to be filed pursuant to the Registration Rights Agreement will include such information as may be requested by ACS2 to permit resales of such Dynamic Common Stock by persons who may be deemed to be underwriters of Dynamic Common Stock pursuant to Rule 145 under the Securities Act.

6.6  Certain Tax Matters.

(1) During the period from the date hereof through the Effective Time, no party will knowingly or negligently take or fail to take any action that would jeopardize the treatment of the Contribution as a tax-free contribution or the treatment of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (and any comparable provisions of applicable state law). Each party hereto shall report the Merger, and the Exchange, as a reorganization under Section 368(a) of the Code, and shall not take any position inconsistent with this characterization except in the event of a contrary final determination of the Internal Revenue Service. If any party receives notice of any contrary position by the Internal Revenue Service any party hereto may, at its option and sole expense, contest such position, in which event the other parties hereto shall cooperate with such contest as reasonably requested by the contesting party.

(2) Each party hereto shall provide to the other parties, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, any audit or other examination by any regulatory authority, or any judicial or administrative proceedings relating to liability for taxes, and each party will retain and provide the requesting party(ies) with any records or information that may be relevant to any of the foregoing.

6.7 Legal Conditions to Merger. Each party hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information

<Page 98>

                               16

to each other party in connection with any such requirements imposed upon either any of them in connection with the Merger.

6.8  Preserve Accuracy of Representations and Warranties.
Each party hereto will refrain from taking any action which would render any of its representations and warranties contained in this Agreement untrue, inaccurate or misleading as of Closing and the Effective Time. Through Closing, each party will promptly notify the other parties of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against such party that may involve or relate in any way to another party to this Agreement. Each party hereto will promptly notify the other parties of any facts or circumstances that come to its attention and that cause, or through the passage of time may cause, any of a party's representations, warranties or covenants to be untrue or misleading at any time from the date hereof through Closing.

6.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which it has knowledge which would cause any material change in or material addition to the Contribution Agreement or this Agreement (including but not limited to the Exhibits attached hereto and thereto) promptly after occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section, constitute a material adverse effect on the notifying party, any non-notifying party may, within ten (10) days after receipt of such notice, elect to terminate this Agreement. If no non-notifying party gives written notice of such termination with such 10-day period, the non-notifying parties shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Agreement by reason thereof.

6.10 Medicare and Medicaid Reporting. Through Closing, the parties will timely file or cause to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross.

6.11 Current Return Filing. Each party will be responsible for the preparation and filing of all of such party's own tax returns which were due on or before the Closing, and the payment of all taxes due.

6.12 Maintain Books and Accounting Practices. From the date hereof until the Closing, each party will maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and will make no change in its accounting methods or practices.

6.13 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) each party will comply with all applicable statutes, laws, ordinances and regulations, (b) each party will keep, hold and maintain all Licenses, (c) each party will use its reasonable efforts and will cooperate fully with the other parties hereto to obtain all consents, stockholder and other approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the Contribution and Merger, and (d) each party will make and cause to be made all filings and give and cause to be

<Page 99>

                               17

given all notices which may be necessary or desirable on their part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the Contribution and Merger.

6.14 Maintain Insurance Coverage. From the date hereof until the Closing, each party will maintain and cause to be maintained in full force and effect all its currently existing insurance on such party's assets and the operations of such party's business and will provide at Closing written evidence satisfactory to each other parties that such insurance continues to be in effect, that all premiums due have been paid.

6.15 Closing Deliveries. At Closing, the parties hereto will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to the receiving party(ies):

(1) ACS2 will deliver to Dynamic stock certificates of ACS2, duly endorsed by the original ACS2 Stockholders or with stock powers attached, representing all of the issued and outstanding shares of ACS2 Common Stock; provided, however, that a failure by ACS2 to deliver the same will not be deemed a breach of this Agreement.

(2)  Dynamic will deliver to the Original ACS2
Stockholders' certificates representing the shares of Dynamic Common Stock comprising the Merger Consideration set forth in
Article II, less the stock to be held subject to the Escrow Agreement. Certificates evidencing stock to be held in escrow will instead be delivered to the escrow agent pursuant to such Escrow Agreement.

(3) Each will deliver to the other parties and the Original ACS2 Stockholders a certificate of an officer, dated as of Closing, certifying that (a) each covenant and obligation of the delivering party has been complied with, and (b) each representation, warranty and covenant of the delivering party is true and correct at the Closing as if made on and as of the Closing.

(4) Each party will deliver an opinion of its legal counsel, in form and substance reasonably acceptable to the receiving party(ies).

(5) Each party will deliver the Certificates of Merger in form acceptable for filing with the applicable Secretaries of State.

(6) Each party thereto will deliver to the other parties thereto the Escrow Agreement and Registrations Rights Agreement.

(7)  Dynamic will deliver to Kevin D. Lee, the Employment
Agreement and Stock Option Agreement referenced in the Contribution
Agreement.

(8) Each party shall deliver such customary certificates of its officers and such other customary closing documentation as may be reasonably requested by the other parties, including without limitation:

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                               18

(i)  Certificates of Existence and/or "Good
Standing" regarding the delivering party and its subsidiaries, certified by the appropriate Secretary of State and dated within (10) business days of Closing;

(ii)  Incumbency Certificates certifying the
identity of the officers of the delivering party and its subsidiaries; and

(iii)  Charters, Operating Agreement or
Certificates of Incorporation, as certified by the appropriate
Secretary of State within ten (10) business days of Closing, and Bylaws, as certified by an appropriate officer as of Closing, of the delivering party and its subsidiaries.


            ARTICLE VII. CONDITIONS TO CLOSING

7.1  Conditions to Each Party's Obligation to Effect the
Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(1) The Contribution will have been previously consummated and all deliveries to be made and obligations to be performed at closing of the Contribution shall, to the extent not completed at such closing, have been subsequently completed.

(2) This Agreement and the transactions contemplated hereunder shall have been approved by shareholders of Dynamic in the manner required by the applicable laws of the State of Nevada and the Charter and Bylaws of Dynamic. Further, the Original ACS2 Stockholders will have executed and delivered such documents and performed such acts as reasonably required to effectuate the Merger.

(3) Each party hereto shall have received from the other parties copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors and shareholders of such other parties hereto, certified as of the date of Closing and evidencing approval of this Agreement and the transactions contemplated hereunder.

(4) No action or proceeding before a court or other governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated under this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or any related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated under this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

(5) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any

<Page 101>
other third party (including lenders and lessors) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

(6) NationsCredit shall have consented to the Merger or have been paid and all obligations of Advanced to NationsCredit satisfied in full.

(7) Dynamic shall have settled any outstanding claims, liabilities, actions or lawsuits against or by former officers, directors, stockholders or related parties of Dynamic or its subsidiaries to the satisfaction of ACS2.

(8) Dynamic and each of Jan Wallace and Grace Sims shall have entered into separation and release agreements in the form attached hereto as Exhibit 7.1.

(9) The settlement described in Section 2.2(b) shall have been completed to the satisfaction of Dynamic and ACS2.

(10)  At the Effective Time the Board of Directors of
Dynamic shall be composed of persons acceptable to Dynamic and ACS2.

(11) The capitalization of ACS2 and Advanced shall be as reflected in Section 3.2((1) and Section 4.1 or arrangements satisfactory to Dynamic, ACS2 and Advanced shall have been made regarding such capitalization.

7.2 Further Conditions to Obligation of Dynamic and LLC to Effect the Merger. The obligation of Dynamic and LLC to effect the Merger shall also be subject to the fulfillment at or prior to the Closing of the following conditions:

(1) ACS2 shall have performed its obligations contained in this Agreement, including but not limited to the deliveries stipulated in Section 6.15, required to be performed on or prior to the Closing, and the representations and warranties of ACS2, Advanced and the Advanced Subsidiaries contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing.

(2) Dynamic and its representatives shall have had reasonable access of inspection of the business of Advanced in connection with Dynamic's due diligence review, and the results of Dynamic's inspection and due diligence review shall be acceptable to it. Further, should any such due diligence reveal a matter reasonably related to any representation, warranty or covenant herein or any exhibit hereto, Dynamic may require appropriate amendment(s) to address such matter.

7.3 Further Conditions to Obligation of ACS2 to Effect the Merger. The obligations of ACS2 to effect the Merger shall also be subject to the fulfillment at or prior to the Closing of the following conditions:

(1) Each of Dynamic and the LLC shall have performed its obligations contained in this Agreement, including but not limited to the deliveries stipulated in Section 6.15, required to be performed on or prior to the Closing, and the representations and

<Page 102>
warranties of Dynamic, the LLC and the Dynamic Subsidiaries contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing.

(2) The Dynamic shareholders shall have properly approved of the Contribution and Merger by December 1, 1999.

(3) The Dynamic shareholders shall have approved, and Dynamic shall have implemented, an amendment to its 1997 Incentive Stock Option Plan and 1997 Non-Statutory Stock Option Plan to increase the pool of shares of Dynamic Common Stock available for issuance upon exercise of plan options from 2,500,000 to 6,000,000.

(4)  From the date of this Agreement until the Effective
Time, there shall not have occurred any material change in the financial condition, business, operations or prospects of Dynamic or the Constituent Companies, that would have or would be reasonably likely to have a material adverse effect on the operations of Dynamic or the LLC; provided, however, that for purposes of determining whether there shall have been any such material changes, any adverse change resulting from or relating to general business or economic conditions shall be disregarded.

(5) Documentation, in form and substance reasonably acceptable to ACS2 will have been executed and delivered electing the directors and officers of Dynamic as stipulated in Exhibit
7.3(4) attached hereto.

(6) ACS2 and its representatives shall have had reasonable access of inspection of the business of Dynamic in connection with ACS2's due diligence review, and the results of ACS2's inspection and due diligence review shall be acceptable to it. Further, should any such due diligence reveal a matter reasonably related to any representation, warranty or covenant herein or any exhibit hereto, ACS2 may require appropriate amendment(s) to address such matter.


      ARTICLE VIII. TERMINATION; AMENDMENT; EXTENSION AND WAIVER

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of ACS2 and/or Dynamic, by the mutual consent of the Boards of Directors of ACS2 and Dynamic.

8.2 Termination by Certain Parties. Any party hereto may terminate this Agreement at any time pursuant to Section 6.9. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of ACS2 or Dynamic if (a) the Merger shall not have been consummated by December 15, 1999, (b) the Contribution shall not have been consummated by March 31, 1999,
(c) the approval of the Contribution and Merger by Dynamic's shareholders shall not have been obtained by December 1, 1999 at a meeting duly convened therefor or at any adjournment thereof, or

<Page 103>

(d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree.

8.3 Termination by Dynamic. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of Dynamic, by action by the Board of Directors of Dynamic, if (a) there has been a breach by ACS2, Advanced or the Advanced Subsidiaries of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Advanced; or
(b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of ACS2 or Advanced, which breach is not curable or, if curable, is not cured within thirty
(30) days after written notice of such breach is given by Dynamic to ACS2.

8.4 Termination by ACS2. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after adoption and approval of the Original ACS2 Stockholders, by action of the Board of Directors of ACS2, if (a) there has been a breach by Dynamic, the LLC or the Dynamic Subsidiaries of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Dynamic or the LLC, or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Dynamic, the LLC or the Dynamic Subsidiaries, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by ACS2 or Advanced to Dynamic.

8.5  Effect of Termination and Abandonment.

(1) With Respect to this Agreement. Upon termination of this Agreement pursuant to Section 6.9 or this Article VIII, this Agreement and all agreements and documents (including legal opinions) related hereto shall be void and of no force or effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto, or on the part of the respective directors, officers, managers, employees, agents, representatives or shareholders of any of them; provided that this
Section 8.5 will not relieve any party from liability for damages incurred as a result of any willful breach by such party or by an affiliate of such party of any of its respective representations, warranties, covenants or obligations set forth in this Agreement.

(2) With Respect to the Contribution. The parties acknowledge that if this Agreement is terminated pursuant to
Section 6.9 or this Article VIII, the Merger will not be consummated. Consequently, either Dynamic or ACS2 may cause a liquidation of the LLC to occur, as contemplated under Section 8.4 of the Contribution Agreement and Article XII of the LLC's
Operating Agreement, in order to reverse the transactions consummated

<Page 104>
pursuant to the terms of the Contribution Agreement and to dissolve the LLC. To effectuate such liquidation and dissolution, the LLC will immediately deliver to ACS2 certificates evidencing all shares of common stock of Advanced pursuant to the terms of the Contribution Agreement. ACS2 acknowledges that it will forfeit 99 of its 100 Units in the LLC upon delivery of such stock certificates. To further effectuate such liquidation and dissolution, the LLC will immediately deliver to Dynamic certificates evidencing all shares of common stock of the Dynamic Subsidiaries contributed pursuant to the terms of the Contribution Agreement. Dynamic acknowledges that it will forfeit 99 of its 100 Units in the LLC upon delivery of such stock certificates. All certificates delivered by the LLC pursuant to this clause (2) shall be duly endorsed or have stock powers attached. ACS2 and Dynamic will then immediately undertake all necessary and appropriate action to dissolve the LLC in accordance with the terms of the Operating Agreement. Further, all agreement and documents relating to the Contribution shall be void and of no force or effect, including but not limited to any legal opinions. Further, Advanced, on the one hand, and Dynamic, on the other hand, will enter into an Indemnification Agreement, in form comparable to
Article IX hereof, pursuant to which each will indemnify the other with regard to the operations of each and their respective subsidiaries and actions or omissions taken on behalf of each and their respective subsidiaries for any period prior to or following termination and abandonment of the Merger. Notwithstanding anything contained in clause (2) to the contrary, this Section 8.5 will not relieve any party from liability for damages incurred as a result of any willful breach by such party or by any affiliate of such party of its respective representations, warranties, covenants or obligations set forth in this Agreement.

8.6 Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the Dynamic shareholders or the Original ACS2 Stockholders; provided, that any amendments requiring the approval of the Dynamic shareholders or the Original ACS2 Stockholders will not become effective until the amendment is approved by said holders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

8.7 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors evidenced in writing, may, to the extent legally allowed,
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


     ARTICLE IX. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

9.1 Survival. The covenants, obligations, representations and warranties of each party contained in this Agreement, or in any certificate or document delivered pursuant to

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                               23

this Agreement, will be deemed to be material and to have been relied upon by the other parties notwithstanding any investigation prior to the Closing, will not be merged into any documents delivered in connection with the Closing, and will terminate two
(2) years after Closing; provided however, that if a notice claiming indemnity is properly delivered pursuant to Section 9.5, the indemnification obligations will not expire with respect to such claim(s) until the same are resolved as contemplated hereunder.

9.2  Indemnification by Dynamic.  Subject to the provisions of
Section 8.5 and Section 9.5, Dynamic shall indemnify, defend and hold ACS2, Advanced and the Advanced Subsidiaries, their officers, directors, employees, agents and representatives, and the Original ACS2 Stockholders harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from
(a) any breach by Dynamic, the LLC or any Dynamic Subsidiary of any of their covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Dynamic, the LLC or any Dynamic Subsidiary delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) against the Original ACS2 Stockholders arising out of the ownership, licensing, operation or conduct of Dynamic, the LLC and the Dynamic Subsidiaries through the Closing.

9.3  Indemnification by ACS2.  Subject to the provisions of
Section 8.5 and Section 9.5, ACS2 shall indemnify, defend and hold Dynamic and the Dynamic Subsidiaries, their respective officers, directors, employees and representatives harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from (a) any breach by ACS2 of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of ACS2 delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) arising out of the ownership, licensing, operation or conduct of ACS2 through Closing.

9.4 Indemnification by Advanced. Subject to the provisions of Section 8.5 and Section 9.5, Advanced shall indemnify, defend and hold Dynamic, its officers, directors, employees and representatives, and the Dynamic stockholders, harmless against any and all losses, costs and expenses (including reasonable costs of investigation, court costs and legal fees actually incurred) and other damages resulting from (a) any breach by Advanced or an Advanced Subsidiary of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, a fact or conclusion pertaining to Advanced and/or the Advanced Subsidiaries contained in this Agreement or any certificate or document of Advanced delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) arising out of the ownership, licensing, operation or conduct of Advanced and the Advanced Subsidiaries through the Closing.

9.5 Rules Regarding Indemnification. The obligations and liabilities of each party hereto (the "indemnifying party") which may be subject to indemnification liability hereunder

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                               24

to the other party(ies) (the "indemnified party") will be subject to the following terms and conditions:

(1) Claims by Non-Parties. The indemnified party will give written notice to the indemnifying party, within such time as not to prejudice unduly the indemnifying party's ability to defend against the underlying claim, of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating with reasonable specificity the nature of said claim and the amount thereof, to the extent known. The indemnified party will give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice will constitute the assertion of a claim for indemnity by the indemnified party. If, within ten (10) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party will not settle or admit liability with respect to the claim without the consent of the indemnifying party and will afford to the indemnifying party and defending counsel reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel reasonably acceptable to the indemnified party will be selected by such party and if the indemnified party then retains its own counsel, it will do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within ten (10) days after the indemnifying party's receipt of such notice, the claim for indemnity will be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid ten (10) day period the indemnified party will have received written objection to a claim (which written objection will briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of thirty (30) days after receipt of such objection the parties will attempt to settle the dispute as between the indemnified party and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues will be settled by a court of competent jurisdiction located in Nashville, Tennessee. During the pendency of any such dispute, the indemnified party may control all aspects of the defense of the matter or case.

(2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subsection (1) above) pursuant to this Article will be made as follows: the indemnified party will give written notice to the indemnifying party, within such time as not to prejudice unduly the indemnifying party's ability to defend against the underlying claim, of any claim by the indemnified party which has not been made pursuant to subsection (1) above, stating with reasonable specificity the nature of such claim and the amount thereof, to the extent known. The claim will be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this clause
(2) if within thirty (30) days after the indemnifying party's receipt of the claim the indemnified party will not have received written objection to the claim. In such event, the claim will be conclusively presumed to have been assented to and approved. If within the aforesaid thirty (30) day period the indemnified party will have received written

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                               25

objection to a claim (which written objection will briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties will attempt to settle the disputed claim as between the indemnified and indemnifying parties. If they are unable to settle the dispute, the unresolved issue or issues will be settled by a court of competent jurisdiction located in Nashville, Tennessee.

9.6 Exclusive Remedy. The indemnification obligations under this Article IX are the sole and exclusive remedies available to ACS2, Advanced, Dynamic and the LLC with respect to this Agreement and the transactions contemplated hereunder. The parties hereto expressly acknowledge and agree that they may make no claim nor institute any action against any Original ACS2 Stockholder with respect to this Agreement, any related agreement or the transactions contemplated hereunder and thereunder.


              ARTICLE X. MISCELLANEOUS

10.1 Other Expenses. Except as otherwise provided in this Agreement, each party will pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement.

10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice will be sent as follows:

To ACS2 or Advanced:

Advanced Clinical Systems, Inc.
49 Music City West, Suite 502
Nashville, TN 37203-3272
Attn: Kevin D. Lee

with a courtesy copy to:

Lauren Anderson
Harwell Howard Hyne Gabbert & Manner, P.C.
1800 First American Center
315 Deaderick Street
Nashville, Tennessee  37238

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                               26

To Dynamic or the LLC:

Dynamic Associates, Inc.
Suite B-169
7373 N. Scottsdale
Scottsdale, Arizona  85253

with courtesy copies to:

Michael H. Taylor                       Michael A. Cane
O'Neill & Company                       Cane & Company
Suite 1880, Royal Centre                Suite 1200
1055 West Georgia Street, Box 11122     101 Convention Centre Boulevard
Vancouver, British Columbia             Las Vegas, Nevada
V6E 3P3                                 89109

10.3 Confidentiality; Prohibition on Trading. All parties agree to maintain the confidentiality of the existence of the Contribution Agreement, this Agreement and the transactions contemplated hereunder and thereunder, unless disclosure is required by law and except for disclosures to be made in connection with obtaining shareholder approval and third party consents, and actions required to consummate the contemplated transactions.
ACS2, Advanced and the Advanced Subsidiaries agree not to trade in the securities of Dynamic based upon any nonpublic information.

10.4 Controlling Law. This Agreement will be construed, interpreted and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

10.5 Headings. Any table of contents and Section headings in this Agreement are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.

10.6 Benefit. This Agreement will be binding upon and will inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. No party hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto and any prohibited assignment or delegation will be deemed null and void. This Agreement also inures to the benefit of the Original ACS2 Stockholders, individually and as a group, and the parties hereto acknowledge and agree that each ACS2 Stockholder is a third party beneficiary of this Agreement and the representations, warranties and obligations set forth herein of each party hereto.

10.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

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                               27

10.8 Counterparts and Facsimiles This Agreement may be executed simultaneously in two (2) or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument. The signature page to this Agreement and all other documents required to be executed at Closing may be delivered by facsimile and the signatures thereon will be deemed effective upon receipt by the intended receiving party.

10.9 Interpretation. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

10.10 Entire Agreement; Waivers. This Agreement, including the Exhibits and Attachments hereto and those portions incorporated herein by reference, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letter of intent and agreements between the parties, other than the Contribution Agreement and documents related thereto, are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto. The failure of any party to this Agreement or the failure of any Original ACS2 Stockholder to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof or of any right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

10.11 Legal Fees and Costs. In the event any party hereto incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party will be entitled.

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                               28

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

"ADVANCED":

ADVANCED CLINICAL SYSTEMS, INC.


By: /s/ Kevin D. Lee
Title: President


"ACS2":

ACS2, INC.


By: /s/Kevin D. Lee
Title: President


"DYNAMIC":

DYNAMIC ASSOCIATES, INC.


By: /s/ Jan Wallace
Title: President, CEO


"DAC":

DYNAMIC ACQUISITION CORPORATION


By: /s/ Kevin D. Lee
Title: Chief Manager


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